UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 21, 2014

PVH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (212)-381-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement; Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 21, 2014, PVH Corp. (the “Company”) entered into an amendment (the “Amendment”) to its existing senior secured credit facility that it had entered into on February 13, 2013 (the “Original Credit Facility” and as amended by the Amendment, the “Amended and Restated Credit Facility”).

Among other things, the Amendment provides for an additional $350,000,000 principal amount of tranche A term loans and an additional $250,000,000 principal amount of tranche B term loans and extends the maturity of the tranche A term loans and the revolving loan facilities from February 13, 2018 to February 13, 2019.  The maturity of the tranche B term loans remains February 13, 2020.

On March 21, 2014 (the “Restatement Date”), the Company borrowed the additional $350,000,000 principal amount of tranche A term loans and the additional $250,000,000 principal amount of tranche B term loans made available pursuant to the Amendment and the Amended and Restated Credit Facility.

The following is a description of the material terms of the Amended and Restated Credit Facility:

The Amended and Restated Credit Facility consists of a $1,986,250,000 U.S. Dollar-denominated term loan A facility (the “TLA Facility”), a $1,188,562,500 U.S. Dollar-denominated term loan B facility (the “TLB Facility” and together with the TLA Facility, the “TL Facilities”) and senior secured revolving credit facilities  consisting of (a) a $475,000,000 U.S. Dollar denominated revolving credit facility (the “U.S. Revolving Credit Facility”), (b) a $25,000,000 U.S. Dollar denominated revolving credit facility available in U.S. Dollars or Canadian Dollars (the “Canadian Revolving Credit Facility”) and (c) a €185,850,000 Euro denominated revolving credit facility available in Euro, Pounds Sterling, Japanese Yen and Swiss Francs (the “European Revolving Credit Facility”, and together with the U.S. Revolving Credit Facility and the Canadian Revolving Credit Facility, the “Revolving Credit Facilities”).  The Company is the borrower under the TL Facilities, the U.S. Revolving Credit Facility and the Canadian Revolving Credit Facility.  PVH B.V., a wholly owned subsidiary of the Company (the “European Borrower”), is the borrower under the European Revolving Credit Facility.

The Company has fully drawn the TL Facilities.  The Revolving Credit Facilities include amounts available for letters of credit.  A portion of each of the U.S. Revolving Credit Facility and Canadian Revolving Credit Facility is also available for the making of swingline loans.  The issuance of such letters of credit and the making of any swingline loan reduces the amount available under the applicable Revolving Credit Facility.  So long as certain conditions are satisfied, the Company may add one or more term loan facilities or increase the commitments under the Revolving Credit Facilities by an aggregate amount not to exceed the sum of (1) the sum of (x) $1,350,000,000 plus (y) the aggregate amount of all voluntary prepayments of loans under the TL Facilities and the Revolving Credit Facilities (to the extent, in the case of voluntary prepayments of loans under the Revolving Credit Facilities, there is an equivalent permanent reduction of the revolving commitments) plus (z) an amount equal to the aggregate revolving commitments of any defaulting lender (to the extent the commitments with respect thereto have been terminated) and (2) an additional unlimited amount as long as the ratio of the Company’s senior secured net debt to consolidated adjusted EBITDA (in each case calculated as set forth in the documentation relating to the Amended and Restated Credit Facility) would not exceed 3.00:1.00 after giving pro forma effect to the incurrence of such increase.  The lenders under the Amended and Restated Credit Facility are not required to provide commitments with respect to such additional facilities or increased commitments.

Obligations of the Company under the Amended and Restated Credit Facility are guaranteed by substantially all of the Company’s existing and future direct and indirect United States subsidiaries, with certain exceptions.  Obligations of the European Borrower under the Amended and Restated Credit Facility are guaranteed by the Company, substantially all of its existing and future direct and indirect United States subsidiaries (with certain exceptions) and Tommy Hilfiger Europe B.V., a wholly owned subsidiary of the Company.  The Company and its domestic subsidiary guarantors have pledged certain of their assets as security for the obligations under the Amended and Restated Credit Facility.

The TLA Facility and the Revolving Credit Facilities will mature on February 13, 2019; the TLB Facility will mature on February 13, 2020.  The terms of the TLA Facility require the Company to repay quarterly amounts outstanding under such facility, commencing with the quarter ending June 30, 2014.  Such amounts will equal 5.00% per annum of the principal amount outstanding on the Restatement Date for the first eight full calendar quarters following the Restatement Date, 7.50% per annum of the principal amount for the four quarters thereafter and 10.00% per annum of the principal amount for the remaining quarters, in each case paid in equal installments and in each case subject to certain customary adjustments, with the balance due on the maturity date of the TLA Facility.  The terms of the TLB Facility require the Company to repay the outstanding principal amount thereof on the maturity date of the TLB Facility. (As of the Restatement Date, the Company had, through voluntary and mandatory prepayments of amounts outstanding under the TLB Facility prior to the Restatement Date, reduced the required quarterly principal payments under the TLB Facility set forth in the Original Credit Facility such that the only remaining payment is the outstanding principal amount of the TLB Facility on the maturity date of the TLB Facility.)

The outstanding borrowings under the Amended and Restated Credit Facility are prepayable at any time without penalty (other than customary breakage costs and, solely with respect to the TLB Facility, any prepayment in connection with a Repricing Event (as defined in the Amended and Restated Credit Facility) that is consummated on or prior to the six-month anniversary of the Restatement Date).  The terms of the Amended and Restated Credit Facility require the Company to repay certain amounts outstanding thereunder with (a) net cash proceeds of the incurrence of certain indebtedness, (b) net cash proceeds of certain asset sales or other dispositions (including as a result of casualty or condemnation) that exceed certain thresholds, to the extent such proceeds are not reinvested or committed to be reinvested in the business in accordance with customary reinvestment provisions, and (c) a percentage of excess cash flow, which percentage is based upon the Company’s net leverage ratio during the relevant fiscal period.

The United States Dollar-denominated borrowings under the Amended and Restated Credit Facility bear interest at a rate equal to an applicable margin plus, as determined at the Company’s option, either (a) a base rate determined by reference to the greater of (i) the prime rate, (ii) the United States federal funds rate plus 1/2 of 1.00% and (iii) a one-month adjusted Eurocurrency rate plus 1.00% (provided, that, with respect to the TLB Facility, in no event will the base rate be deemed to be less than 1.75%) or (b) an adjusted Eurocurrency rate, calculated in a manner set forth in the Amended and Restated Credit Facility (provided, that, with respect to the TLB Facility, in no event will the adjusted Eurocurrency rate be deemed to be less than 0.75%).

Canadian Dollar-denominated borrowings under the Amended and Restated Credit Facility bear interest at a rate equal to an applicable margin plus, as determined at the Company’s option, either (a) a Canadian prime rate determined by reference to the greater of (i) the rate of interest per annum that Royal Bank of Canada establishes at its main office in Toronto, Ontario as the reference rate of interest in order to determine interest rates for loans in Canadian Dollars to its Canadian borrowers and (ii) the sum of (x) the average of the rates per annum for Canadian Dollar bankers’ acceptances having a term of one month that appears on the display referred to as “CDOR Page” of Reuters Monitor Money Rate Services as of 10:00 a.m. (Toronto time) on the date of determination, as reported by the administrative agent (and if such screen is not available, any successor or similar service as may be selected by the administrative agent), and (y) 0.75%, or (b) an adjusted Eurocurrency rate, calculated in a manner set forth in the Amended and Restated Credit Facility.

The borrowings under the Amended and Restated Credit Facility in currencies other than United States Dollars or Canadian Dollars bear interest at a rate equal to an applicable margin plus an adjusted Eurocurrency rate, calculated in a manner set forth in the Amended and Restated Credit Facility.

The initial applicable margin with respect to the TLA Facility and each Revolving Credit Facility will be 1.75% for adjusted Eurocurrency rate loans and 0.75% for base rate loans, respectively.  The initial applicable margin with respect to the TLB Facility will be 2.50% for adjusted Eurocurrency rate loans and 1.50% for base rate loans, respectively.  After the date of delivery of the compliance certificate and financial statements with respect to the Company’s fiscal quarter in which the Amendment occurs (i.e., the Company’s fiscal quarter ending May 4, 2014), the applicable margin for borrowings under the TLA Facility, the TLB Facility and the Revolving Credit Facilities will be subject to adjustment based upon the Company’s net leverage ratio.

The Amended and Restated Credit Facility requires the Company to comply with customary affirmative, negative and financial covenants.  The Amended and Restated Credit Facility requires the Company to maintain a minimum interest coverage ratio and a maximum net leverage ratio.  The method of calculating all of the components used in such financial covenants is set forth in the Amended and Restated Credit Facility.

The Amended and Restated Credit Facility contains customary events of default, including but not limited to nonpayment; material inaccuracy of representations and warranties; violations of covenants; certain bankruptcies and liquidations; cross-default to material indebtedness; certain material judgments; certain events related to the Employee Retirement Income Security Act of 1974, as amended; certain events related to certain of the guarantees by the Company and certain of its subsidiaries, and certain pledges of its assets and those of certain of its subsidiaries, as security for the obligations under the Amended and Restated Credit Facility; and a change in control (as defined in the Amended and Restated Credit Facility).

A copy of this press release announcing the entering into of the Amendment and the redemption of notes discussed below is attached as Exhibit 99.1 to this report.

Item 1.02 Termination of a Material Definitive Agreement.

On March 24, 2014, the Company redeemed all of its outstanding 7.375% senior notes due May 15, 2020 (the “Notes”), representing an aggregate principal amount of $600,000,000.  The redemption price of the Notes was 111.272% of the outstanding aggregate principal amount, plus accrued and unpaid interest thereon to, but not including, the redemption date.  The Notes were issued and the redemption was effected pursuant to the provisions of the Indenture, dated as of May 6, 2010, between the Company and U.S. National Bank Association, as trustee, as amended.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.                      Description of Exhibit

99.1                      Press Release, issued by PVH Corp. on March 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer Executive Vice President

Date: March   24  , 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by PVH Corp. on March 24, 2014.